EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2021:

Name of the entity	Country	Main activity	Stake at 06.30.2021
IRSA's direct interest:
IRSA CP (1)	Argentina	Real estate	79.92%
E-Commerce Latina S.A.	Argentina	Investment	100.00%
Efanur S.A.	Uruguay	Investment	100.00%
Hoteles Argentinos S.A.U.	Argentina	Hotel	100.00%
Inversora Bolívar S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (2)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Palermo Invest S.A.	Argentina	Investment	100.00%
Ritelco S.A.	Uruguay	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
U.T. IRSA y Galerias Pacifico (2)	Argentina	Investment	50.00%
IRSA CP's direct interest:
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A.	Argentina	Real estate	53.68%
Fibesa S.A. (3)	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
Centro de Entretenimiento La Plata	Argentina	Real estate	100.00%
Pareto S.A.	Argentina	Design and software development	93.63%
Tyrus S.A.'s direct interest:
DFL and DN BV	Bermuda’s / Netherlands	Investment	99.50%
IRSA International LLC	USA	Investment	100.00%
Jiwin S.A.	Uruguay	Investment	100.00%
Liveck S.A. (5)	Uruguay	Investment	100.00%
Real Estate Strategies LLC	USA	Investment	100.00%
Efanur S.A.'s direct interest:
Real Estate Investment Group VII LP (REIG VII)	Bermuda’s	Investment	100.00%
DFL's and DN BV's direct interest:
IDB Development Corporation Ltd. (4)	Israel	Investment	-
Dolphin IL Investment Ltd.	Israel	Investment	100.00%
DIL's direct interest:
Discount Investment Corporation Ltd. (4)	Israel	Investment	-
IDBD's direct interest:
IDB Tourism (2009) Ltd. (4)	Israel	Tourism services	-
IDB Group Investment Inc (4)	Israel	Investment	-
DIC's direct interest:
Property & Building Corporation Ltd. (4)	Israel	Real estate	-
Cellcom Israel Ltd. (4)	Israel	Telecommunications	-
Elron Electronic Industries Ltd. (4)	Israel	Investment	-
Bartan Holdings and Investments Ltd. (4)	Israel	Investment	-
Epsilon Investment House Ltd. (4)	Israel	Investment	-
Mehadrin Ltd. (4)	Israel	Agricultural	-
PBC's direct interest:
Gav-Yam Bayside Land Corporation Ltd. (4)	Israel	Real estate	-
Ispro The Israeli Properties Rental Corporation Ltd. (4)	Israel	Real estate	-
Matam - Scientific Industries Center Haifa Ltd. (4)	Israel	Real estate	-
Hadarim Properties Ltd. (4)	Israel	Real estate	-
Property & Building (Commercial Centers) Ltd. (4)	Israel	Real estate	-
PBC USA Investments Inc (4)	USA	Real estate	-

(1)	Includes interest held through E-Commerce Latina S.A. and Tyrus S.A.
(2)	The Group has consolidated the investment in Llao Llao Resorts S.A. and UT IRSA and Galerías Pacífico considering its equity interest and a shareholder agreement that confers it majority of votes in the decision-making process.
(3)	Includes interest held through Ritelco S.A. and Torodur S.A.
(4)	Control was lost in September 2020. See Note 4.E.
(5)	Includes Tyrus’ and IRSA S.A.’s equity interests.